UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On March 1, 2010, Florida Gaming Corporation (the “Registrant”), a Delaware corporation, and its subsidiary, Florida Gaming Centers, Inc. (“Centers”), a Florida corporation, were served with a complaint (the “Complaint”) by Isle of Capri Casinos, Inc. (“Isle”). Centers comprises 100% of Registrant’s operations.  The Complaint filed in the 15th Circuit Court of Palm Beach County, FL on February 18, 2010, alleges: (1) that Registrant breached its duties under an Amended and Restated Secured Promissory Note (the “Note”) made to Isle; (2) that Centers breached its guaranty under the Note; (3) that Registrant and Centers breached their duties under a Simulcast Wagering Agreement with Isle; and, (4) that Registrant and Centers were unjustly enriched through Isle’s broadcasts of horse racing events.  Under the Complaint, Isle is demanding (1) foreclosure of a security interest Isle holds in all of the shares of outstanding stock of Centers, and (2) damages of $358,823.32 plus interest, costs and such further relief as the court deems proper.

As reported in Registrant’s Current Report on Form 8-K filed on January 7, 2010, which is incorporated herein, the Registrant is indebted to Isle in the principal amount of Three Million Dollars ($3,000,000) pursuant to the Note and related instruments, dated December 31, 2008 (collectively, the “Isle Documents”).  The Isle Documents include a Pledge Agreement under which Registrant granted to Isle a security interest in all of the outstanding shares of capital stock of Centers.  The Isle Documents were filed as Exhibit 10.1 on the Registrant’s Form 10-K dated March 31, 2009, which is incorporated herein.  Under the Isle Documents, the Registrant was required to pay to Isle the $3,000,000 principal amount, plus any accrued but unpaid interest, on December 31, 2009.  The Registrant did not make the required December 31, 2009 payment to Isle.  That failure constituted an Event of Default under the Isle Documents.  Under the Isle Documents, after an Event of Default the outstanding principal and interest accrues interest at an annual default rate of 18%, payable on demand.  On December 23, 2009, Isle’s counsel made the requisite demand for payment under the Note.

Registrant is in the process of reviewing the Complaint and intends to file an answer. Registrant intends to vigorously defend itself against Isle’s lawsuit.

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "intend," "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf. In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: March 5, 2010	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO